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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File Nos. 333-12411 and 333-93201), the Registration Statement on Forms S-2 (File Nos. 333-92751 and 333-95295) and the Registration Statement on Form S-3 (File No. 333-81457) of Cambridge Heart, Inc., of our report dated February 14, 2000 appearing in this Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 29, 2000